UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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ELANDIA INTERNATIONAL INC.
(Name of Registrant As Specified in Charter)

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eLandia International Inc.

133 Sevilla Avenue

Coral Gables, Florida 33134

April 30, 2009

To the Stockholders of eLandia International Inc.:

On April 30, 2009, eLandia International Inc., a Delaware corporation (“eLandia,” “the Company,” “we” or “us”) obtained the written consent of stockholders holding a majority of the outstanding shares of Common Stock of the Company to the following actions (the “Actions”):

•	the election of three (3) directors to serve until the next annual meeting of stockholders and the due election and qualification of their respective successors;

•

an amendment to the Company’s 2008 Executive Incentive Plan (the “2008 Plan”) to (a) permit the repricing of stock options; and (b) increase by 1,756,000 shares the number of shares of the Company’s common stock available for issuance under the 2008 Plan; and

•	an amendment to the Company’s 2007 Stock Option and Incentive Plan (the “2007 Plan”) to permit the repricing of stock options.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders required by Section 228(e) of the Delaware General Corporation Law. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Actions since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approvals of the Actions have been secured by means of the written consent of the holders of a majority of the outstanding shares of Common Stock of the Company.

Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), the Actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

Very truly yours,

/s/ Pete Pizarro
Pete Pizarro Chief Executive Officer
April 30, 2009

eLandia International Inc.

133 Sevilla Avenue

Coral Gables, Florida 33134

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This is to inform you that a majority of the outstanding shares of Common Stock of eLandia International Inc., a Delaware corporation (“eLandia,” “the Company,” “we” or “us”), has consented in writing pursuant to Section 228(e) of the Delaware General Corporation Law (“DGCL”), in lieu of an annual meeting of stockholders, to the approval of the Actions.

This Information Statement is being mailed on or about May 6, 2009 to the holders of record of the Company’s Common Stock as of April 30, 2009.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective on the date 20 days following the mailing of this Information Statement to the stockholders of the Company.

The date of this Information Statement is April 30, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

REQUIRED VOTE

Under the Delaware General Corporation Law (“DGCL”), unless otherwise provided in the certificate of incorporation or bylaws, any action that may be taken at an annual or special meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our Certificate of Incorporation and Bylaws do not limit, prohibit, restrict, or otherwise qualify the use of this procedure.

Further, unless the DGCL, the certificate of incorporation, or bylaws of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the shares at a meeting when a quorum is present. The DGCL requires the approval of a majority of the outstanding shares to approve the Actions. As of April 30, 2009, (the “Consent Record Date”), we had issued and outstanding 24,778,311 shares of common stock, constituting eLandia’s only class of stock outstanding which is entitled to vote on the Actions. Each share of common stock outstanding on the Consent Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon. The Company’s Certificate of Incorporation does not provide for cumulative voting. Approval of the Actions requires the receipt of the written consent of the holders of at least a majority of the outstanding shares of common stock of the Company as of the Consent Record Date (or 12,389,157 shares).

CONSENTING STOCKHOLDER CONSENT

Pete R. Pizarro (the “Consenting Stockholder”) executed and delivered to us a written consent effective as of the Consent Record Date in support of each of the Actions. As of the Consent Record Date, the Consenting Stockholder has the power to vote an aggregate of 13,138,377 shares of our common stock, or 53% of the outstanding common stock. Pursuant to a Voting Trust Agreement dated February 6, 2009 (the “Voting Trust Agreement”), by and among the Consenting Stockholder, as trustee, Stanford International Bank Ltd. (“SIBL”), and the Company, 12,364,377 shares of our common stock were deposited by SIBL into a voting trust (“Voting Trust”). Under the terms of the Voting Trust Agreement, the Consenting Stockholder is authorized to vote the shares held in the Voting Trust on the Actions. Further, Mr. Pizarro also individually owns, as of the Record Date, 774,000 shares of our common stock. The Consenting Stockholder voted all of the foregoing shares to approve the Actions.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the foregoing actions is authorized by Section 228(e) of the DGCL and Article 2, Section 7 of the Company’s Bylaws, which provides that the written consent of stockholders holding at least the minimum number of votes that will have been necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted may substitute for such a special or annual meeting. The written consent of the Consenting Stockholder has allowed the Company to eliminate the costs and management time involved in holding an annual meeting as well as to effect or ratify the Actions as early as possible in order to accomplish the purposes of the Company as hereafter described. Each share of outstanding Common Stock is entitled to one vote.

ACTION I

ELECTION OF DIRECTORS

Election of Directors

Article II, Section 2, of our Bylaws fixes the number of directors at not less than one or more than nine members. Currently, our Board of Directors consists of the following three directors each of whom has been elected by the Consenting Stockholder which as of the Consent Record Date held 53.0% of our outstanding common stock, and each director will serve until the next annual meeting of stockholders and until his respective successor is duly elected and qualified. Each of the persons who have been elected to serve as a director for the ensuing year has consented to being named herein and has indicated his intention to serve.

As of April 6, 2009, James Ah Koy was removed as a director of our Company resulting in a vacancy in our Board of Directors. We believe that it is very important for the Board of Directors of the Company to be comprised of highly qualified individuals who can assist and guide the Company through its current challenges and opportunities. Accordingly, our Nominating and Corporate Governance Committee, which is charged with identifying qualified individuals to serve on the Board of Directors, has been undertaking a rigorous search to fill the vacancy. In view of the importance of the search and the need to carefully conduct the necessary inquires into the background and qualifications of potential candidates in order to fill the vacancy with an individual that can serve as an independent director, our Nominating and Corporate Governance Committee has not yet identified any potential candidates. Therefore, the vacancy is not expected to be filled immediately. Until a new director is elected to fill the vacancy, we will operate with the vacancy.

Board of Directors

The age of each director-elect, his positions and offices with the Company, his term of office as a director, his business experience during the past five years or more and additional biographical data is set forth below. Information with respect to these individuals is as of the Consent Record Date, except as otherwise stated.

Name	Age	Position with Company

Pete R. Pizarro	47	Director

Charles J. Fernandez	71	Director

M. Lewis Temares	68	Director

Pete Pizarro became our President on March 10, 2008 and in May 2008, was promoted to Chairman and Chief Executive Officer. Mr. Pizarro most recently served as the president and chief executive officer of Telefónica USA where he was responsible for designing and executing Telefónica’s strategy and managed its three U.S.-based strategic business segments which included the management of the telecommunication and IT Services needs of U.S. multinational corporations throughout the U.S., Latin America, Central America and Caribbean regions as well as Telefónica’s residential and large enterprise business segments in the U.S. and Puerto Rico. Prior to joining Telefónica in 2002, he served as the president and Chief Executive Officer of Esavio Services Corporation, network integration and managed services consulting company based in Philadelphia. In addition, Mr. Pizarro has served in the role of Chief Financial Officer and other executive positions at various international firms including Nobart Inc., The Siman Group and KPMG. Mr. Pizarro has held key community leadership roles including the Chair of The Beacon Council, Miami-Dade County’s official economic development organization. Further, Mr. Pizarro is the chair of the State of Florida Venture Opportunity Fund, and he actively participates on Northwestern University’s Kellogg Alumni Advisory Board. Mr. Pizarro holds a bachelor of science degree in accounting from the University of Miami and an MBA from the Kellogg School of Management at Northwestern University.

Charles “Carlos” J. Fernandez became a Director, Chair of our Audit Committee and member of our Governance and Nominating Committee and Capital Committee on January 23, 2007. In May 28, 2008 Mr. Fernandez became the Lead Independent Director of our Board of Directors. Since June 2004, Mr. Fernandez has been an independent financial consultant on financial, operational and administrative matters, including mergers and acquisitions, strategic planning, governance, compensation programs, and general financial matters. Mr. Fernandez is also currently a member of the Board of Directors and Chairman of the Audit Committee of The Bank of Miami, N.A., a domestic commercial bank. From 1971 through 1991, Mr. Fernandez was an audit partner with KPMG, an international accounting firm. Mr. Fernandez elected early retirement in 1991, but returned to the firm in May 1994 until his retirement in June 2004. During this period, Mr. Fernandez was a Managing Director involved in mergers and acquisitions, forensic accounting, litigation support and other advisory services. Mr. Fernandez has significant experience with trans-border transactions and in a broad spectrum of industries, including telecommunications and technology consulting services. Mr. Fernandez received a Bachelor of Science in Business Administration from the University of Florida in 1963 and became a Certified Public Accountant in 1965. Mr. Fernandez is currently a member of the Florida and American Institute of CPAs, a former Board member of the Florida International Bankers Association and a former member of the Board of Trustees and the Executive Committee of Florida International University. He is a founding member and former Treasurer and Executive Committee member of the Spain/U.S. Chamber of Commerce.

Dr. M. Lewis Temares became a Director, Chair of our Nominating and Governance Committee and Chair of our Compensation Committee on May 28, 2008. Dr. Temares has been in charge of information systems since 1980 and serves as Chief Information Officer and Vice President for Information Technology at the University of Miami since 1989. Also, from 1994 to 2007, he served as Dean of the College of Engineering at the University of Miami. Dr. Temares received his bachelor’s of science degree in Statistics from City College of New York in 1962; he received his Masters of Business Administration from Bernard A. Baruch College in 1964; a Masters degree from Columbia University in 1991; and he received a doctorate in business administration from City University of New York in 1980. Since 2004, he has served as a member of the Board of Directors of The Main Street America Group, NGM Insurance Company, Old Dominion Insurance Company, Main Street American Assurance Company, MSA Insurance Company and Information Systems and Services Corporation.

Non-Director Executive Officers

The age, positions and offices with the Company, business experience during the past five years or more and additional biographical data for our non-director executive officers is set forth below. Information with respect to these individuals is as of the Consent Record Date, except as otherwise stated.

Name	Age	Position

Harley L. Rollins	37	Chief Financial Officer, Secretary and Treasurer

Javier Rodriguez	48	Vice President of Marketing

Harley L. Rollins has served as our Chief Financial Officer, Secretary and Treasurer since September 2004. From January 2002 until September 2004, Mr. Rollins was President, Chief Executive Officer and Chairman of the Board of Directors of TVC Telecom, Inc., an international long distance carrier serving primarily the Caribbean and Latin America. From May 1997 to March 2001, Mr. Rollins served as Chief Financial Officer of Technology Control Services, Inc. (“TCS”), a telecommunications software provider. During his tenure at TCS, Mr. Rollins also served as Managing Director of Interglobe Telecommunications, Ltd., a London-based telecommunications provider. Mr. Rollins has also served as the Director of Finance, Treasury and External Reporting for US One Communications Corporation, a competitive local exchange carrier, Director of Finance and SEC Reporting at TresCom International, Inc., a publicly-traded international telecommunications company, and auditor and tax associate for Deloitte and Touche LLP. Mr. Rollins holds a Bachelor’s of Arts in Business Administration and a Masters in Accountancy from the University of Georgia.

Javier Rodriguez has served as our Vice President of Marketing since March 2008. With more than 20 years’ experience in the technology industry, Mr. Rodriguez has helped develop, deploy and market solutions for IT services and communications industry, including network service providers, enterprise customers and facility-based services companies. From February 2003 to July 2007, he served in several senior positions including chief marketing officer of Terremark Worldwide, Inc., a provider of data center services, where he was responsible for corporate and product marketing, brand management, development of the company’s channel strategy, vendor and partner relationships and general corporate communications. From 2001 through January 2002 he served as director of technology for Telefónica Data USA, a subsidiary of Telefónica de España, a global telecommunications provider. At Telefónica, he was responsible for identifying new technology products and services for the U.S. commercial market and was involved in the development of the company’s managed services strategy. In addition, previous roles included vice president of managed services for Esavio Corporation, a provider of managed technology solutions to enterprise customers, where he participated in the development and marketing of innovative solutions to the marketplace. Mr. Rodriguez holds a Bachelor’s degree in management information systems from Florida International University, Miami, FL.

There is no family relationship between any of our directors or executive officers. There are no arrangements between any of our directors and any other person pursuant to which he/she was, or will be, selected as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires all of our directors and executive officers, and persons who are the beneficial owner of more than 10% of our common stock to file, with the SEC, reports of ownership indicating their ownership of our equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and we are required to report any failure to comply therewith during the fiscal year ended December 31, 2008. Based on our records and other information, we believe that all of these filing requirements were satisfied by our directors, executive officers and beneficial owners of more than 10% of our common stock, except that:

•	Harley L. Rollins inadvertently failed to timely file his Form 4 upon receiving options to purchase shares of our stock in September 2008.

•

Former director, David Lee Levine inadvertently failed to timely file his Form 4 upon receiving options to purchase shares of our stock in May 2008. He subsequently reported these transactions on a Form 5 filed after year end.

•	Former director, Jai Bhagat inadvertently failed to timely file his Form 4 upon receiving options to purchase shares of our stock in January 2008.

•	Former director, Winston S. Thompson inadvertently failed to timely file his Form 4 upon receiving options to purchase shares of our stock in January 2008.

•	Former director, Osmo A. Hautanen inadvertently failed to timely file his Form 4 upon receiving options to purchase shares of our stock in June 2008.

•

Charles J. Fernandez inadvertently failed to timely file his Form 4 on three separate occasions upon receiving options to purchase shares of our stock and upon purchasing shares of our common stock in January 2008 and May 2008.

•

M. Lewis Temares failed to timely file his Form 4 upon purchasing shares of our common stock in September 2008 and December 2008. He subsequently reported these transactions on a Form 5 filed after year end.

•	Former director, Sir James Ah Koy inadvertently failed to timely file his Form 4 on two separate occasions upon receiving options to purchase shares of our stock.

•	Pete R. Pizarro inadvertently failed to timely file his Form 4 upon purchasing shares of our stock in July 2008.

•	SIBL inadvertently failed to timely file its Form 4’s on four separate occasions upon providing financing to us and receiving securities in connection with those financings.

In making the above statements, we have relied on copies of the reporting forms received by us or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the SEC.

Code of Ethics

We have a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. We are committed to the highest standards of ethical and professional conduct, and the code provides guidance in how to uphold these standards. The code consists of basic standards of business practice as well as professional and personal conduct. The code is filed as Exhibit 14.1 to our Annual Report for the year ended December 31, 2006 and is publicly available on our website at www.elandiagroup.com. We will provide any person, without charge, upon request, a copy of the code. Please address such requests to us, in writing. Any substantive amendments to the code and any grant of waiver from a provision of the code (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by us in a Current Report on Form 8-K. Our Nominating and Corporate Governance Committee has been charged with monitoring, overseeing, and reviewing compliance with the code.

Certain Corporate Governance Matters

Stockholder Director Nomination Process

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the Board of Directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity and capability on the Board of Directors. Any stockholder recommendations for consideration by the Nominating and Corporate Governance should include the candidate’s name, biographical information, information regarding any relationships between the candidate and eLandia within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares of eLandia beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board of Directors should be sent to:

eLandia International Inc.

Attn: Corporate Secretary

133 Sevilla Avenue

Coral Gables, FL 33134

Audit Committee Information

The members of our Audit Committee currently are Messrs. Fernandez and Temares, each of whom are independent directors as defined under Nasdaq Stock Market rules and the standards established under the Exchange Act and the rules and regulations promulgated thereunder applicable to audit committees. Mr. Fernandez serves as the Chairperson of the Committee and our Board of Directors has determined that he qualifies as an “audit committee financial expert”, as that term is defined by applicable SEC regulations.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following summary compensation table sets forth information concerning the total cash and non-cash compensation paid to or accrued for each person who served as our Chief Executive Officer, and for each executive officer of our company and certain other individuals whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2008 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Pete Pizarro	2008	$300,687	$825,000	$151,042	(3)	$171,017	$34,000	(4)	$1,310,729
Chief Executive Officer	2007	—	—	—		—	—		—
Harley L. Rollins	2008	$250,000	$125,000	$—		$196,421	$17,574	(5)	$588,995
Chief Financial Officer	2007	$210,000	$50,000	$225,185	(6)	$8,358	$17,291	(5)	$510,834
Javier Rodriguez	2008	$166,333	$40,000	$—		$24,740	$—		$231,073
Vice President Marketing	2007	—	—	—		—	—		—
Harry G. Hobbs (7)	2008	$354,192	$—	$—		$506,108	$—		$860,300
Former President and Chief Executive Officer	2007	$300,000	$31,500	$—		$31,280	$—		$362,780

(1)

The amounts recorded in this column represents the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal years ended December 31, 2008 and 2007 of grants of options to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123(R). Accordingly, these values reflect stock option awards expensed in those years and include portions of awards made over several years that vested during those years. This means that these amounts will be difficult to compare with prior annual reports.

(2)

SEC Rules require disclosure of the perquisites and other personal benefits, unless the amount of that type of compensation is less than $10,000 in the aggregate. Except as specifically noted, none of our Named Executive Officers received perquisites or personal benefits of $10,000 or more in any given year.

(3)

On March 10, 2008, we granted Mr. Pizarro 750,000 restricted shares of common stock, vesting monthly over a 3 year period. The amount recorded represents the dollar amount recognized for financial reporting purposes of the vested portion of the restricted shares calculated in accordance with the provisions of SFAS 123(R).

(4)	Pursuant to his employment agreement, Mr. Pizarro received a car allowance of $10,000 and insurance benefits of $10,000.

(5)	Pursuant to his employment contract, Mr. Rollins received a car allowance of $9,600 in 2008 and $9,600 in 2007 and was paid $7,691 for unused vacation time in 2007 and $7,974 in 2008.

(6)	Pursuant to a Stock Purchase Agreement, effective July 29, 2005, Mr. Rollins purchased 54,001 shares of common stock. Management estimated the value of each share at $4.17 per share.

(7)

Mr. Hobbs commenced his term of employment effective August 28, 2006 and resigned effective January 30, 2008. Pursuant to a separation agreement dated February 4, 2008, we agreed to pay Mr. Hobbs severance pay in the form of his base salary for a period of 12 months following Mr. Hobbs’ resignation and accelerated the vesting of 25% of the options granted to him under his December 2, 2007 grant. The option awards amount includes the expense pertaining to the accelerated vesting of those stock options.

As of December 31, 2008, we did not have any long-term incentive plans. The following table sets forth information concerning each outstanding equity award held by each of our Named Executive Officers at December 31, 2008. No options were exercised during the fiscal year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)
Pete Pizarro	585,375	(1)	2,536,625	$3.07	3/10/2018	562,500	(3)	$562,500
	8,125	(2)	69,875	$3.08	7/21/2018
Harley Rollins	86,771	(4)	83,229	$3.18	12/2/2017
	—	(5)	415,000	$3.08	9/2/2018
Javier Rodriguez	0	(6)	500,000	$3.07	3/15/2018

(1)	The 3,122,000 options granted to Mr. Pizarro on March 10, 2008 vest monthly over a period of 4 years from the date of grant.

(2)	The 78,000 options granted to Mr. Pizarro on July 21, 2008 vest monthly over a period of 4 years from the date of grant.

(3)

Initially, the 750,000 shares of restricted common stock awarded to Mr. Pizarro on March 10, 2008 vested monthly over a period of 4 years from the date of grant; however, these 750,000 shares were subsequently fully vested pursuant to an amendment of Mr. Pizarro’s Employment Agreement dated February 6, 2009.

(4)

The 170,000 options granted to Mr. Rollins on December 2, 2007 vest over a period of five years , 50% (85,000 shares) on September 1, 2008, and then 1/48th of the remaining grant on the 1st day of each month commencing on December 2, 2008.

(5)

The 415,000 options granted to Mr. Rollins on September 2, 2008 vest over a period of 4 years, 25% on September 2, 2009, and then 1/36th of the remaining grant on the first day of each month thereafter.

(6)

The 500,000 options granted to Mr. Rodriguez on March 15, 2008 vest over a period of 4 years, 25% on March 15, 2008, and then 1/48th will vest and become exercisable at the end of each one-month period thereafter.

Pension Benefit

We do not currently have any plans that provide for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified.

Employment Agreements and Payments Upon Termination or Change of Control

A summary of our employment agreements with named executive officers is set forth below. The employment agreements with our Named Executive Officers provide for payments and benefits to the executive officer upon termination of employment by us without “Cause” (as defined in their individual employment agreements) following a “change of control” (also as defined in their individual employment agreements).

Pete Pizarro Employment Agreement

On February 15, 2008, we entered into an Executive Employment Agreement with Pete Pizarro as President, effective March 10, 2008. Additionally, Mr. Pizarro began serving as our Chief Executive Officer and principal executive officer on May 20, 2008. The employment agreement has an initial term that expires four years from the effective date but will automatically be extended for successive one-year terms unless either party gives written notice no less than 30 days prior to the end of the term to the other party of the desire not to renew the Employment Agreement. Mr. Pizarro receives a base salary of $375,000 and may also receive an annual performance bonus of up to 100% of his base salary in accordance with criteria to be set by our Board of Directors. Mr. Pizarro also received a signing bonus in the amount of $450,000.

During the period of employment, Mr. Pizarro is also entitled to additional benefits, including reimbursement of business expenses, paid vacation, an automobile and country club allowance equal to $2,000 per month, reimbursement of up to $10,000 per year to fund a personal life insurance and disability policy, a telephone allowance and participation in other company benefit plans or programs that may be available to other executives or employees of our company. Mr. Pizarro also received options to purchase up to 3,122,000 shares of our common stock, at an exercise price of $3.07 per share, and 750,000 shares of restricted stock. The options vest monthly over a period of four years. The restricted stock award will vest monthly over a period of three years.

On February 6, 2009, we amended Mr. Pizarro’s employment agreement pursuant to which we agreed: (i) that the exercise price with respect to options to purchase 3,122,000 shares of our common stock previously granted pursuant to his employment agreement would be re-priced from $3.07 to an amount equal to the fair market value of our common stock as determined by the Compensation Committee of our Board of Directors, based on the mean average of the high and low trading price of our common stock as traded on the public market for such common stock on the day of the effectiveness of the re-pricing amendment of our 2008 Executive Incentive Plan; (ii) to grant Mr. Pizarro additional options to purchase 1,000,000 shares of our common stock at the same exercise price as described above, which options would vest equally on a monthly basis over a three-year period beginning February 2009, if Mr. Pizarro remains continuously employed by us until each vesting date, subject to other terms and conditions; (iii) that all “unvested” shares of our common stock granted as part of a 750,000 share restricted stock award pursuant to his employment agreement would immediately vest, and all contractual restrictions with respect to such shares would be terminated; and (iv) that Mr. Pizarro’s full bonus for 2008 in the amount of $375,000 would be paid promptly following the execution of the amendment. In addition, the employment agreement was further amended to provide that during 2009, Mr. Pizarro will be paid a guaranteed bonus of $375,000, payable in equal bi-monthly installments commencing the first payroll date of February 2009.

In the event of a termination of the employment agreement, by us for any reason other than “cause” (as defined below) by Mr. Pizarro for “good reason” (as defined below) or through non-renewal, Mr. Pizarro is entitled to a lump sum payment equal to two years of severance pay. Severance pay includes the base salary and fringe benefit compensation medical and dental insurance, personal life insurance and disability, and automobile and country club allowance. Mr. Pizarro will also be entitled to any accrued but unpaid vacation and compensation for any business or telephone expense.

For purposes of Mr. Pizarro’s agreement, “cause” means any of the following:

•	commission or participation by him in an injurious act of personal dishonesty, fraud, gross neglect, intentional misrepresentation or embezzlement against us or any affiliates;

•	his conviction of, or plea of nolo contendre to, a felony;

•	the commission or participation by him in any other injurious act or omission against us in a wanton, reckless or grossly negligent manner; or

•	continued willful violations by him of his obligations to us.

We are required to give Mr. Pizarro a notice of termination stating that he committed one of the types of conduct set forth above and specifying the details thereof and he then has a 15-day period to cure such conduct (if possible).

For purposes of Mr. Pizarro’s agreement, a “change in control” means any of the following:

•	a sale of all or substantially all of our assets;

•

the date there shall have been a change in a majority of our Board of Directors during a consecutive twelve-month period, unless the nomination for election by our stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period;

•

the date that any person or entity, entities or group of persons (other than SIBL, its affiliates or Mr. Pizarro is or becomes the beneficial owner, directly or indirectly, of our securities representing more than thirty percent (30%) or more of the combined voting power of our then outstanding securities, and has voting control;

•

consummation of a merger or consolidation of us with any corporation or other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation;

•

a change in ownership of our company through a transaction or series of transactions, such that any person or entity is or becomes the beneficial owner of securities representing fifty percent (50%) or more of securities of the combined voting power of our then outstanding securities; provided that, for such purposes, (x) any acquisition by us, in exchange for our securities, shall be disregarded, and (y) any acquisition of our securities by SIBL shall not constitute a change in ownership or Change in Control; or

•	the Board (or the stockholders if stockholder approval is required by applicable law or under the terms of any relevant agreement) shall approve a plan of complete liquidation.

For purposes of Mr. Pizarro’s agreement, “good reason,” shall mean, among other things,

•	any relocation of our principal office to a location outside of Broward or Miami-Dade counties, Florida,

•	any material diminution in Mr. Pizarro’s authority, duties and responsibilities,

•	any reduction in his base salary or any material reduction in the total value of his fringe benefit compensation,

•	a material breach by us of the agreement,

•	our failure to receive all contemplated capital infusions from SIBL; or

•	our failure to provide and maintain directors’ and officers’ liability insurance in agreed amounts.

Harley L. Rollins

On November 10, 2008, effective September 1, 2008, we entered into an Executive Employment Agreement with Harley L. Rollins, our CFO, which superseded and replaced all previous employment agreements and amendments. The employment agreement is for a three-year term, unless terminated sooner; thereafter, the employment agreement shall automatically renew for successive one-year terms. Under the terms of the employment agreement, Mr. Rollins receives an annual base salary of $250,000 and he may also receive an annual performance bonus of up to 50% of his base salary, based upon a written bonus plan to be approved by our Board of Directors. The 2008 bonus, in the amount of $125,000, was paid in September 2008. Mr. Rollins was also granted an option to purchase 415,000 shares of our common stock. The option has a four-year term and an exercise price equal to $3.08 per share. In the event of a termination of the employment agreement, by us for any reason other than “cause” (as defined below) by Mr. Rollins for “good reason” (as defined below), Mr. Rollins is entitled to payment in installments equal to one year of severance pay. Severance pay includes the base salary and fringe benefit compensation, and automobile allowance.

In the event of a termination by us without “cause,” Mr. Rollins shall be entitled to severance in an amount equal to his annual base salary for 12 months and a waiver of any lapse provisions of stock options or restricted stock grants, made by us, that have vested. For purposes of Mr. Rollins’ employment agreement, “cause” means a determination in good faith by our Board of Directors that he has:

•	commission or participation by him in an injurious act of personal dishonesty, fraud, gross neglect, intentional misrepresentation or embezzlement against us or any affiliates;

•	commission of a felony or a misdemeanor involving moral turpitude; or

•	the commission or participation by him in any other injurious act or omission against us in a wanton, reckless or grossly negligent manner; or

•	continued violations of his obligations to us

In the event of a change in control, Mr. Rollins shall have the right to terminate his employment under the employment agreement within one year of a “change in control” which, for purposes of Mr. Rollins’ employment agreement, means:

•	a sale of all or substantially all of our assets;

•

consummation of a merger or consolidation of us with any corporation or other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation;

•

a change in ownership of our company through a transaction or series of transactions, such that any person or entity is or becomes the beneficial owner of securities representing fifty percent (50%) or more of securities of the combined voting power of our then outstanding securities; provided that, for such purposes, (x) any acquisition by us, in exchange for our securities, shall be disregarded, and (y) any acquisition of our securities by SIBL shall not constitute a change in ownership or Change in Control; or

•	the Board (or the stockholders if stockholder approval is required by applicable law or under the terms of any relevant agreement) shall approve a plan of complete liquidation.

For purposes of Mr. Rollins’ agreement, “good reason,” shall mean, among other things,

•	Assignment of duties that are materially inappropriate for a CFO

•	Demotion to a position duties and responsibilities,

•	any reduction in his base salary or any material reduction in the total value of his fringe benefit compensation

Javier Rodriguez

On March 26, 2008, we entered into an Executive Employment Agreement with Javier Rodriguez, our Vice President of Marketing. The employment agreement is for a three-year term, unless terminated sooner; thereafter, the employment agreement shall automatically renew for successive one-year terms. Under the terms of the employment agreement, Mr. Rodriguez receives an annual base salary of $200,000 and he may also receive an annual performance bonus of up to 50% of his base salary, based upon a written bonus plan to be approved by our Board of Directors. Mr. Rodriguez was also granted options to purchase 500,000 shares of our common stock. The option has a four-year term and an exercise price equal to $3.07 per share. In the event of a termination of the employment agreement, by us for any reason other than “cause” (as defined below) by Mr. Rodriguez for “good reason” (as defined below), Mr. Rodriguez is entitled to payment in installments equal to one year of severance pay. Severance pay includes base salary, fringe benefit compensation, and an automobile allowance.

In the event of a termination by us without “cause,” Mr. Rodriguez is entitled to severance in an amount equal to his annual base salary for 12 months and a waiver of any lapse provisions of stock options or restricted stock grants, made by us, that have vested. For purposes of Mr. Rodriguez’ employment agreement, “cause” means a determination in good faith by our Board of Directors that he has:

•	commission or participation by him in an injurious act of personal dishonesty, fraud, gross neglect, intentional misrepresentation or embezzlement against us or any affiliates;

•	commission of a felony or a misdemeanor involving moral turpitude; or

•	the commission or participation by him in any other injurious act or omission against us in a wanton, reckless or grossly negligent manner; or

•	continued violations of his obligations to us

In the event of a change in control, Mr. Rodriguez shall have the right to terminate his employment under the employment agreement within one year of a “change in control” which, for purposes of Mr. Rodriguez’ employment agreement, means:

•	a sale of all or substantially all of our assets;

•

consummation of a merger or consolidation of us with any corporation or other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation;

•

a change in ownership of our company through a transaction or series of transactions, such that any person or entity is or becomes the beneficial owner of securities representing fifty percent (50%) or more of securities of the combined voting power of our then outstanding securities; provided that, for such purposes, (x) any acquisition by us, in exchange for our securities, shall be disregarded, and (y) any acquisition of our securities by SIBL shall not constitute a change in ownership or Change in Control; or

•	the Board (or the stockholders if stockholder approval is required by applicable law or under the terms of any relevant agreement) shall approve a plan of complete liquidation.

For purposes of Mr. Rodriguez’ agreement, “good reason,” shall mean, among other things,

•	Assignment of duties that are materially inappropriate for his position

•	Demotion to a position duties and responsibilities,

•	any reduction in his base salary or any material reduction in the total value of his fringe benefit compensation,

Harry G. Hobbs

Harry G. Hobbs served as our President and Chief Executive Officer from September 1, 2006 until January 29, 2008. Mr. Hobbs resigned effective January 29, 2008. Pursuant to a Separation Agreement dated February 4, 2008, we agreed to pay Mr. Hobbs severance pay in the form of his base salary for a period of 12 months following Mr. Hobbs’ resignation.

We entered into an Employment Agreement with Harry Hobbs as President and Chief Executive Officer, dated August 25, 2006, effective September 1, 2006. The employment agreement had an initial term that expired four years from the effective date but would automatically be extended for successive one-year terms unless either party gave written notice no less than 30 days prior to the end of the term to the other party of the desire not to renew the employment agreement. Mr. Hobbs’ employment agreement provided for a base salary of $300,000 and an annual performance bonus in accordance with criteria set by our Board of Directors or pursuant to one or more written plans adopted by our Board of Directors. The amount of such bonus, assuming the achievement of applicable milestones established by the Board, was based primarily on the company’s overall performance. Mr. Hobbs was also entitled to options to purchase up to 636,200 shares of our common stock, such options vesting over a period of four years.

Director Compensation

On May 28, 2008, our Board of Directors, based on a recommendation of our Compensation Committee, adopted our director compensation policy. In accordance with that policy, our non-employee directors each earn cash compensation of $32,000 per year for services rendered in their capacity as directors and the lead director earns cash compensation of $50,000 per annum. In addition, the chairperson of the Audit Committee receives an additional $16,000 per year and the chairperson of each of the other committees receive an additional $11,000 per year. Finally, each non-employee director receives $30,000 in stock options of our common stock in their initial year of Board service and is entitled to receive an additional $15,000 in stock options of our common stock each year thereafter. In addition, all directors receive reimbursement of travel expenses incurred in connection with board and committee meeting attendance. Attendance fees are paid to the directors ($2,000 for each regular Board of Directors meeting and $1,000 for each regularly scheduled committee meeting), for a maximum of six Board of Directors meetings and six committee meetings. Director fees are paid on a quarterly basis and, at our discretion. On September 28, 2007, a Special Investigation Committee of the Board of Directors was created. Members of the Special Investigation Committee received $75,000 for their services.

The following table sets forth information for the fiscal year ended December 31, 2008 regarding compensation of our Directors who are not also Named Executive Officers:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Stock Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Sir James M. Ah Koy(3)	$33,762	$10,383	—	—	$44,145
Osmo A. Hautanen(4)	$93,457	$10,383	—	—	$103,840
Winston Thompson(5)	$22,275	$10,383	—	—	$32,658
David L. Levine(6)	$76,571	$10,383	—	$197,934	$284,888
Charles J. Fernandez(7)	$175,019	$10,383	$16,650	—	$202,052
M. Lewis Temares(8)	$46,500	—	$8,325	—	$54,825
Jai Bhagat(9)	$12,847	$10,383	—	—	$23,230

(1)	Based on $3.07 per share which represents the aggregate market value of our common stock based upon the price at which our common stock was last sold.

(2)

SEC rules require disclosure of perquisites and other personal benefits for Directors unless the amount of that type of compensation is less than $10,000 in the aggregate. None of our directors received perquisites of $10,000 or more in any given year.

(3)	Mr. Ah Koy was removed as a director effective April 6, 2009.

(4)	Mr. Hautanen was appointed to the Special Investigative Committee on September 28, 2007, and resigned as a director effective May 24, 2008.

(5)	Mr. Thompson resigned as a director effective May 22, 2008.

(6)

Mr. Levine was appointed to the Special Investigative Committee on September 28, 2007, and resigned as a director effective May 24, 2008. Includes amounts received for Mr. Levine’s services as acting principal executive officer.

(7)	Mr. Fernandez was appointed to the Special Investigative Committee on September 28, 2007, and became Lead Independent Director in May 2008.

(8)	Mr. Temares became a director effective May 28, 2008.

(9)	Mr. Bhagat resigned as a director effective May 24, 2008.

ACTION II

AMENDMENT OF ELANDIA INTERNATIONAL INC.

2008 EXECUTIVE INCENTIVE PLAN TO PERMIT REPRICING OF STOCK OPTIONS AND

INCREASE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

Overview

The Consenting Stockholder have approved an amendment to the 2008 Plan to permit the repricing of stock options granted thereunder and increase the number of shares of our common stock authorized and reserved for issuance thereunder (the “2008 Plan Amendment”).

We have issued stock options and restricted stock awards under the 2008 Plan and our other equity incentive compensation plan as a means of promoting the long-term success of our business by encouraging our employees, officers and directors to devote their abilities to the success of the Company. However, our Board of Directors has determined that many of our current employees, officers and directors have outstanding stock options with exercise prices that are significantly higher than the current market price of our common stock. As a result, these stock options have little or no current value as an incentive to retain and motivate our employees, officers and directors.

As a result and pursuant to report of our outside independent consultants, our Compensation Committee and Board of Directors determined that it would be in the best interests of the Company and our stockholders to reprice all outstanding stock options under the 2008 Plan for our current employees, officers and directors. As part of the repricing, our current employees, officers and directors holding eligible stock options would exchange such options on a one-for-one basis for new stock options with an exercise price equal to the mean average of the high and low trading price of our common stock on the OTC Bulletin Board on the date of grant. Our Board of Directors and the Consenting Stockholder believe that the option repricing would create better incentives for employees, officers and directors to remain with the Company and contribute to the attainment of our business and financial objectives. If we cannot reprice eligible stock options of our active employees, officers and directors, then we may be forced to consider cash alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of the company.

The 2008 Plan and our other equity plan do not currently permit us to undertake any stock option repricing without stockholder approval. The 2008 Plan Amendment allows us to conduct the option repricing with respect to all eligible stock options currently held by our active employees, officers and directors, as well as any future stock option repricings that could provide our employees, officers and directors with the opportunity to exchange their existing stock options for new stock options covering the same or a different number of shares of our common stock, but with an option price based on the then-current fair market value per share of our common stock.

The 2008 Plan Amendment is set forth as Exhibit A to this Information Statement. The 2008 Plan Amendment would (a) permit the repricing of stock options and (b) increase the number of shares available under the 2008 Plan by 1,756,000 shares for a total of 9,500,000 shares as of April 30, 2009 (subject to adjustments for stock splits and other changes in capitalization, including the Reverse Stock Split). The Company may not grant options or other awards under the 2008 Plan and the 2007 Plan in excess of an aggregate of 9,500,000 shares without complying with the provisions of the Voting Trust Agreement while in effect.

Under the current terms of the 2008 Plan, a total of 7,744,000 shares of our common stock were initially reserved for issuance pursuant to awards granted under the 2008 Plan. As of April 30, 2009, a total of 1,762,750 shares of common stock were available under the 2008 Plan for the future issuance of various types of equity-based awards, including stock options, restricted and unrestricted stock awards, deferred stock awards and performance and annual incentive awards.

The 2008 Plan amendment does not alter the considerations of the administrator of the 2008 Plan with respect to grants under the 2008 Plan to officers, directors and other employees. Because the grant of awards under the 2008 Plan is within the discretion of the administrator, it is not possible to determine at this time the amount of any future awards under the 2008 Plan that may be made to any participants. As of the date of this Information Statement, we are currently obligated to issue 1,000,000 stock options to Pete R. Pizarro, our Chairman and Chief Executive Officer, pursuant to an amendment to Mr. Pizarro’s employment agreement dated February 6, 2009. Pursuant to offers of employment, we are obligated to issue an aggregate of 257,500 stock options to certain employees of the Company. In addition, in connection with our acquisition of Center of Technology Transfer Corporation (“CTT”), in October 2008, we are obligated to issue an aggregate of 200,000 stock options to certain executives of CTT. At this time, we have no other commitments to grant awards with respect to the proposed additional shares of common stock authorized under the 2008 Plan Amendment.

General Description of the 2008 Plan

The following summary describes the material features of the 2008 Plan, as amended as described in this Information Statement. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2008 Plan, a copy of which has been filed as Exhibit B to our information statement filed with the SEC on October 17, 2008, and the amendment described above, which will be substantially in the form attached as Exhibit A to this Information Statement.

Purpose

The purpose of the 2008 Plan is to encourage and enable the officers, employees, directors and other key persons (including consultants) of the Company, and our subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of our business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and our stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

Administration

The 2008 Plan is administered by either the Board of Directors or the Compensation Committee of the Board of Directors, if specifically designated by the Board of Directors (the “Administrator”)

The Administrator has the authority to:

•	designate participants in the 2008 Plan;

•

fix the terms of each award, including, to the extent relevant, the following: (i) exercise price for options, base price for stock appreciation rights, and purchase price, if any, for restricted and unrestricted stock awards, (ii) vesting requirements and other conditions to exercise, (iii) term and termination, (iv) effect, if any, of change of control and (v) method of exercise and of any required payment by the participant;

•	determine the type or types of awards to be granted to each participant and the number, terms and conditions of award;

•	establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2008 Plan; and

•	make all other decisions and determinations that may be required under the 2008 Plan.

Stock Subject to the 2008 Plan

The shares of Common Stock issuable under the 2008 Plan are available either from authorized but unissued shares or from shares reacquired by us on the open market. Upon the effectiveness of the 2008 Plan Amendment and subject to the adjustment provision mentioned below, the maximum number of shares of stock available for issuance under the 2008 Plan will be 9,500,000. As of April 30, 2009, 5,981,250 stock options were outstanding under the 2008 Plan at exercise prices ranging from $3.07 and $3.20 per share, and 1,762,750 shares were available for future grant under the 2008 Plan. As of April 24, 2009, the per-share market price of our common stock was $0.36.

Eligibility

Persons eligible for awards under the 2008 Plan are such officers, full or part-time employees, directors and key persons (including consultants) of the Company and our subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Types of Awards

The 2008 Plan permits the Administrator to grant a variety of equity-based awards, including stock options, restricted stock awards, unrestricted stock awards, deferred stock awards and performance and annual incentive awards.

Stock Options

The Administrator is authorized under the 2008 Plan to grant options, which may be incentive stock options or non-qualified stock options. Each stock option award will terminate, and all rights to purchase shares of Common Stock under any stock option will expire, ten years from the grant date; provided however, that in the case of an incentive stock award in which the grantee is a 10% owner of Company stock, the term of such stock option award will be no more than five years from the date of grant.

Restricted Stock Awards

Restricted stock is Common Stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period,” determined by the Administrator at the time of grant, during which the grantee must satisfy certain vesting conditions. Award conditions may be based on continuing employment (or other service objectives) and of the achievement of pre-established performance goals and objectives. During the restricted period, the grantee has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.

Unrestricted Stock Awards

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as determined by the Administrator) an unrestricted stock award to any grantee pursuant to which such grantee may receive shares of Common Stock free of any restrictions under the 2008 Plan or any stock award agreement. The grant of an unrestricted stock award is contingent on the grantee executing a stock award agreement. Unrestricted stock awards may be granted for past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Deferred Stock Awards

The Administrator may grant a deferred stock award, subject to such rules and procedures as it may establish and in accordance with Section 409A of the Internal Revenue Code (the “Code”), which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred stock units. During the deferral period, a grantee will have no rights as a stockholder. The number of shares of deferred stock awarded to a grantee under the 2008 Plan and its applicable vesting schedule and deferral period are determined by the Administrator in its sole discretion and set forth in the applicable stock award agreement.

Performance and Annual Incentive Award

The Administrator is authorized to grant to any employee or service provider performance and annual service awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. A performance and annual service award may be payable in cash or in shares (including, without limitation, restricted stock). Performance awards will, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective performance goals established by the Administrator, and shall otherwise comply with the requirements of Section 162(m).

Transferability of Awards

Except as approved by the Administrator, during a grantee’s lifetime, his or her awards will be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity, and no awards may be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. Notwithstanding this restriction, the shares of Common Stock issued upon exercise or conversion of any award and upon the expiration of any restrictions or vesting periods may be assigned or transferred in compliance with applicable securities laws.

Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, we may take such action as we deem appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a grantee, are withheld or collected from such a grantee.

Amendment and Termination

The Administrator may, at any time amend, suspend, or terminate the 2008 Plan with respect to any awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board of Directors, required by applicable laws, regulations and rules, or required by applicable stock exchange listing requirements. No awards under the 2008 Plan may be made after termination. No amendment, suspension, or termination of the 2008 Plan shall, without the consent of the grantees, impair rights or obligations under any award awarded under the 2008 Plan.

Term of the 2008 Plan

The 2008 Plan will terminate on the ten year anniversary of its effective date.

ACTION III

AMENDMENT OF 2007 STOCK OPTION AND INCENTIVE 2007 PLAN

TO PERMIT REPRICING OF STOCK OPTIONS

Overview

The Consenting Stockholder has approved an amendment to the 2007 Plan to permit the repricing of stock options granted thereunder (the “2007 Plan Amendment”).

We have issued stock options and restricted stock awards under the 2007 Plan and our other equity incentive compensation 2007 Plan as a means of promoting the long-term success of our business by encouraging our employees, officers and directors to devote their abilities to the success of the Company. However, our Board of Directors has determined that many of our current employees, officers and directors have outstanding stock options with exercise prices that are significantly higher than the current market price of our common stock. As a result, these stock options have little or no current value as an incentive to retain and motivate our employees, officers and directors.

As a result and pursuant to report of our outside independent consultants, our Compensation Committee and Board of Directors have determined that it would be in the best interests of the Company and our stockholders to reprice all outstanding stock options under the 2007 Plan for our current employees, officers and directors. As part of the repricing, our current employees, officers and directors holding eligible stock options would exchange such options on a one-for-one basis for new stock options with an exercise price equal to the mean average of the high and low trading price of our common stock on the OTC Bulletin Board on the date of grant. Our Board of Directors and the Consenting Stockholder believe that the option repricing would create better incentives for employees, officers and directors to remain with the Company and contribute to the attainment of our business and financial objectives. If we cannot reprice eligible stock options of our active employees, officers and directors, then we may be forced to consider cash alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of the company.

The 2007 Plan and our other equity 2007 Plan do not currently permit us to undertake any stock option repricing without stockholder approval. The 2007 Plan Amendment allows us to conduct the option repricing with respect to all eligible stock options currently held by our active employees, officers and directors, as well as any future stock option repricings that could provide our employees, officers and directors with the opportunity to exchange their existing stock options for new stock options covering the same or a different number of shares of our common stock, but with an option price based on the then-current fair market value per share of our common stock.

The 2007 Plan Amendment is set forth as Exhibit B to this Information Statement. The 2007 Plan Amendment would permit the repricing of stock options.

Under the current terms of the 2007 Plan, a total of 2,606,700 shares of our common stock were initially reserved for issuance pursuant to awards granted under the 2007 Plan. As of April 30, 2009, a total of 2,325,700 shares of common stock were available under the 2007 Plan for the future issuance of various types of equity-based awards, including stock options, restricted and unrestricted stock awards, deferred stock awards and performance and annual incentive awards. The Company may not grant options or other awards under the 2008 Plan and the 2007 Plan in excess of an aggregate of 9,500,000 shares without complying with the provisions of the Voting Trust Agreement while in effect.

General Description of the 2007 Plan

The following summary describes the material features of the 2007 Plan, as amended as described in this Information Statement. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2007 Plan, a copy of which has been filed as Exhibit A to our information statement filed with the SEC on August 14, 2007, and the amendment described above, which will be substantially in the form attached as Exhibit B to this Information Statement.

Purposes

The 2007 Plan is intended to allow us to provide incentives that will strengthen the desire of highly competent persons to serve as outside Directors, officers, employees, consultants and advisors of our Company, and further stimulate their efforts on behalf of our Company. We have summarized below certain key provisions of the 2007 Plan. This summary may not contain all the information that is important to you.

Stock Subject to 2007 Plan

Some awards under the 2007 Plan may link future payments to the recipient to the future value of a specified number of shares of our common stock. The number of shares used for reference purposes in connection with these awards will be considered “delivered” for purposes of computing the maximum number of shares that may be delivered under the 2007 Plan. If an award under the 2007 Plan terminates without the shares subject thereto being delivered, the shares subject to such award will thereafter be available for further awards under the 2007 Plan. As of April 30, 2009, 281,000 stock options were outstanding under the 2007 Plan all with an exercise price of $3.18 per share, and 2,325,700 shares were available for future grant under the 2007 Plan. As of April 24, 2009, the per-share market price of our common stock was $0.36.

Administration

The administrator of the 2007 Plan (the “Administrator”) will be the Board of Directors (or any committee which the Board designates to serve as the administrator) and will, among other things, have the authority:

•	to select the individuals to whom awards may from time-to-time be granted

•

to determine the time or times of grant, and the extent, if any, of incentive stock options, non-qualified stock options, stock appreciation rights, phantom stock awards, restricted stock awards, unrestricted stock awards and deferred stock awards, or any combination of the foregoing, granted to any one or more grantees;

•	to determine the number of shares of common stock to be covered by any award;

•

to determine and modify from time to time the terms and conditions, including restrictions not inconsistent with the terms of the 2007 Plan, of any award, which terms and conditions may differ among individual awards and grantees, and to approve the form of written instruments evidencing the awards;

•	to accelerate at any time the exercisability or vesting of all or any portion of any award;

•	subject to certain provisions of the 2007 Plan, to extend at any time the period in which stock options may be exercised; and

•

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the 2007 Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the 2007 Plan and any award (including related written instruments); to make all determinations it deems advisable for the administration of the 2007 Plan; to decide all disputes arising in connection with the 2007 Plan; and to otherwise supervise the administration of the 2007 Plan.

In order to comply with the laws in other countries in which we and our subsidiaries operate or have employees or other individuals eligible for awards, the Administrator shall have the power and authority to:

•	determine which subsidiaries shall be covered by the 2007 Plan;

•	determine which individuals outside the United States are eligible to participate in the 2007 Plan;

•	modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws;

•	establish sub 2007 Plans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable; and

•

take any action, before or after an award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Internal Revenue Code, or any other applicable United States governing statute or law.

Eligibility

All of our employees, officers, outside Directors, consultants and advisors, including those of our subsidiaries, are eligible in the 2007 Plan.

Types of Awards

The types of awards that may be made under the 2007 Plan are stock options, stock appreciation rights, phantom stock awards, restricted stock awards, unrestricted stock awards, deferred stock awards and performance-based awards. The Administrator will fix the terms of each award, including, to the extent relevant, the following: (i) exercise price for options, base price for stock appreciation rights, and purchase price, if any, for restricted and unrestricted stock awards, (ii) vesting requirements and other conditions to exercise, (iii) term and termination, (iv) effect, if any, of change of control and (v) method of exercise and of any required payment by the recipient. Additional information concerning the types of awards that may be made is set forth below.

Stock Options

The Administrator may grant options that are qualified as “incentive stock options” under Section 422 of the Internal Revenue Code (“ISOs”) and options that are not so qualified (“Non-Qualified Options”). ISOs are subject to certain special limitations, including the following: (i) the exercise price per share may not be less than 100% of the fair market value per share of our common stock as of the grant date (110% of such fair market value, if recipient owns more than 10% of the total combined voting power of all classes of our outstanding shares), (ii) the term may not exceed 10 years, and in the case of a recipient who is a 10% or more owner of our common stock, the term of such option shall not be more than five years, and (iii) the recipient must be an employee of the Company or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Internal Revenue Code.

Stock Appreciation Rights

A stock appreciation right gives the holder the opportunity to benefit from the appreciation of our common stock over a specified base price determined by the Administrator. Upon exercise of a stock appreciation right, the holder has the right to receive in respect of each share subject thereto a payment equal to the excess, of any, of (i) the fair market value of a share of our common stock as of the exercise date over (ii) the specified base price. At the discretion of the Administrator, any required payment may be made in cash, shares of our common stock, or both.

Phantom Stock Awards

A phantom stock award granted to a grantee under the 2007 Plan will entitle the grantee, upon conversion, to receive an amount determined by multiplying (i) the “fair market value” of a share of common stock on the date of conversion, by (ii) the number of shares of common stock as to which such grant of phantom stock has been awarded. Payment of phantom stock may be made solely in whole shares of our common stock or, alternatively, solely in cash or a combination of cash and our common stock (which may be restricted stock), totally at the discretion of the Administrator.

Restricted Stock Awards

A restricted stock award entitles the recipient to acquire shares of our common stock for no consideration or for the consideration specified by the Administrator. The shares will be subject to such vesting periods and other restrictions and conditions as the Administrator determines.

Unrestricted Stock Awards

An unrestricted stock award entitles the recipient to acquire shares of our common stock for no consideration or for the consideration specified by the administrator. Such shares of stock will be free of any restrictions under the 2007 Plan or any Stock Award Agreement.

Deferred Stock Awards

The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a deferred stock award. Any such election shall be made in writing and shall be delivered to us no later than the date specified by the Administrator and in accordance with Section 409A of the Internal Revenue Code and such other rules and procedures established by the Administrator. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the “fair market value” of our common stock on the date the compensation would otherwise have been paid to the grantee but for the deferral. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual awards and recipients. At the end of the deferral period, the deferred stock award, to the extent vested, shall be paid to the recipient in the form of shares of common stock.

Performance-Based Awards to Covered Employees

If any restricted stock award or deferred stock award granted to a covered employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, such award shall be based on the performance criteria used in performance goals set forth in the 2007 Plan. The Administrator shall select, within a specified period, the performance criteria for such grant, and the achievement targets with respect to each performance criterion. Each performance-based award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. Following the specified performance cycle, the Administrator will review and certify in writing whether, and to what extent, the performance criteria for the performance cycle was achieved and determine the actual size of the performance award.

Certain Corporate Transactions

If certain corporate transactions specified in the 2007 Plan occur, the Administrator may make appropriate or equitable adjustments to the 2007 Plan and awards, including (i) the number of shares of stock that can be granted, (ii) the number and kind of shares or other securities subject to any then outstanding awards and (iii) the exercise price, base price, or purchase price applicable to outstanding awards under the 2007 Plan.

The Administrator may cancel outstanding awards, but not outstanding stock or restricted stock awards, in connection with any merger or consolidation of our Company or any sale or transfer of all or part of our assets or business, or any similar event. The Administrator may determine to make no compensation whatsoever for any canceled awards that are not in-the-money (as defined below) or for any canceled awards to the extent not vested. We are required to provide payment in cash or other property for the in-the-money value of the vested portion of awards that are in-the-money and that are canceled as aforesaid. Awards are in-the-money only to the extent of their then realizable market value, without taking into account the potential future increase in the value of the award (whether under Black-Scholes-type formulas or otherwise).

Amendment

The Board may amend or discontinue the 2007 Plan at any time and from time to time, provided that (i) no amendment may deprive any person of any rights granted under the 2007 Plan before the effective date of such amendment, without such person’s consent, and (ii) amendments may be subject to stockholder approval to the extent needed to comply with applicable law and stock exchange requirements.

Term of 2007 Plan

No award may be granted under the 2007 Plan the day immediately preceding the tenth anniversary of the effective date of the 2007 Plan. However, all awards made prior to such time will remain in effect in accordance with their terms.

Certain Federal Income Tax Considerations

Matters Relating to Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by us paid to certain of our executives. The limit, however, does not apply to “qualified performance-based compensation.” We believe that awards of stock options, SARs and certain other “performance-based compensation” awards under the 2007 Plan would qualify for the performance-based compensation exception to the deductibility limit.

Matters Relating to Change of Control. The 2007 Plan provides for the immediate vesting of all outstanding unvested awards upon a “change of control” (as that term is defined in the 2007 Plan) and held in escrow as determined by the Administrator. In such event, all or a portion of the relevant award may be deemed a “parachute payment.” Under provisions of the Internal Revenue Code, (i) the recipient of an “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code) would be required to pay a 20% excise tax thereon (in addition to income tax otherwise owed) and (ii) the “excess parachute payment” would not be deductible to our Company. If any of our executive officers is required to pay such an excise tax, we will be required to pay the executive an amount that is sufficient on an after-tax basis to offset such payment.

Non-Qualified Options. No income will be recognized by a participant upon the grant of a non-qualified option. Upon exercise, the participant will generally have ordinary income in the amount equal to the excess of the fair market value of the shares acquired over the exercise price. The income recognized by an employee participant will be subject to tax withholding. Upon a later sale of such shares, the participant will have capital gain or loss in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the participant with respect to shares acquired upon exercise of the non-qualified option.

Incentive Stock Options. No income will be recognized by a participant upon the grant of an incentive stock option. Further, the participant will recognize no income at the time of exercise (although a participant may have income for purposes of alternative minimum tax calculations) and we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an option. If the participant holds the acquired shares two years from the date of grant and one year from the date of exercise the entire gain (or loss) realized when the participant eventually disposes of the stock is treated as long term capital gain (or loss). If the shares are disposed of before such holding period requirements are satisfied, the participant will recognize ordinary income in an amount equal to the lesser of the difference between (i) the exercise price and the fair market value of the shares on the date of exercise, or (ii) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as capital gain or loss. We will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of the Regulation S-K promulgated under the Securities Exchange Act of 1934), (iii) all of our directors and executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding common stock. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of our common stock owned by them.

Common Stock

Name and Address	Beneficial Ownership
	Number of Shares (1)	Percent of Total (2)
Directors and Named Executive Officers
Pete Pizarro(3)	17,726,112	56.7%
Harley L. Rollins(4)	232,370	*
Charles “Carlos” J. Fernandez(5)	39,882	*
M. Lewis Temares(6)	42,259	*
All current executive officers and directors as a group (4 persons)	18,032,623	57.8%

*	Indicates beneficial ownership of less than one percent of our total outstanding Common Stock.

(1)

In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within sixty days. As used herein, “voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)

In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

(3)

Includes 990,255 shares of common stock underlying stock option grants which are currently exercisable or which will vest and become exercisable within the next 60 days. In addition, of this amount, 12,364,377 shares of common stock and 4,118,263 shares of Series B Convertible Preferred Stock (which shares of preferred stock are currently convertible into 3,603,480 shares of common stock), represents shares of our capital stock which Mr. Pizarro holds in his capacity as trustee under that certain Voting Trust Agreement, dated February 6, 2009, by and among Mr. Pizarro, the Company and SIBL. Mr. Pizarro, as trustee, has the full power and authority to vote the deposited shares in his judgment as may be in the best interest of the Company, subject only to certain restrictions set forth in the Voting Trust Agreement. The Voting Trust Agreement will terminate on the earlier of (a) five years from the date of the agreement, (b) the consummation of a change in control transaction, or (c) the date upon which SIBL owns less than 25% of our common stock. In accordance with terms of the Voting Trust Agreement, SIBL has no voting rights with respect to the shares of capital stock subject to the trust (subject only to certain limited voting rights pertaining to changes to the rights, preferences and privileges of the Series B Convertible Preferred Stock). Additionally, SIBL has no dispositive power with respect to such shares of capital stock until the expiration of the 30-month period following the date of the Voting Trust Agreement at which time SIBL is permitted to instruct the trustee to transfer, during any three month period, an amount of shares of our common stock equivalent to 1% of the then total outstanding shares of common stock. Accordingly, as of the date of this Consent Statement and in accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, SIBL has not been listed as a beneficial owner of any of these shares of capital stock. From and after the expiration of the 30-month period following the date of the Voting Trust Agreement, SIBL will be shown as a beneficial owner as to shares of our common stock which it may transfer in accordance with the terms of the Voting Trust Agreement.

(4)	Includes 95,625 shares underlying stock option grants which have vested or will vest within the next 60 days.

(5)	Includes 30,000 shares underlying stock option grants which have vested or will vest within the next 60 days.

(6)	Includes 15,000 shares underlying stock option grants which have vested or will vest within the next 60 days.

Preferred Stock

Our Series B Convertible Preferred Stock (“Series B Preferred Stock”) is the only issued and outstanding class of preferred stock of eLandia. All of the outstanding Series B Preferred Stock is owned by SIBL and is held in the Voting Trust under the terms of the Voting Trust Agreement. The Series B Preferred Stock has limited voting rights and is not entitled to vote on the Actions.

CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Since January 1, 2007, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or entities affiliated with them, had or will have a material interest other than in the transactions described below. The descriptions set forth below are qualified in their entirety by reference to the applicable agreements, copies of which are filed as exhibits to this Annual Report.

Agreements with Stanford International Bank Ltd.

During the year ended December 31, 2008, we entered into certain agreements with SIBL, formerly our principal stockholder, and its affiliates.

February 2008 Financing

Effective February 20, 2008, we entered into a Preferred Stock Purchase Agreement with SIBL pursuant to which SIBL agreed to purchase from us for an aggregate purchase price of $40,000,000 (i) up to 5,925,926 shares of our Series B Preferred Stock and (ii) warrants granting to SIBL, and/or its assigns, the right to purchase up to 4,158,000 shares of our common stock. The shares of Series B Preferred Stock were, at the option of SIBL, convertible, in whole or in part, into shares of our common stock at an initial conversion price of $6.75 per share. The warrants were exercisable by SIBL and its assigns for seven years and had an exercise price of $0.001 per share. The Preferred Stock Purchase Agreement provided for funding in increments of $2 million on a weekly basis for 20 weeks. Each funding is subject to various conditions. The proceeds received by us pursuant to the Preferred Stock Purchase Agreement were to be used to make strategic acquisitions and for general working capital needs.

Pursuant to the terms of a First Amendment to Preferred Stock Purchase Agreement executed February 29, 2008, SIBL accelerated the funding of $8 million under the Preferred Stock Purchase Agreement through the purchase of 1,185,184 shares of Series B Preferred Stock and warrants to purchase 4,158,000 of our common stock. We used the proceeds of this funding to purchase from Laurus Master Fund Ltd. certain debt of Latin Node, and the balance was for general working capital needs. The balance of $32 million was to be paid in eight weekly installments of $4 million each which began in April 2008.

On July 21, 2008, we also entered into a bridge loan agreement (the “Credit Agreement”) with SIBL pursuant to which SIBL agreed to make one or more loans to us up to a maximum aggregate amount not exceeding $40 million (to be reduced by the net proceeds received from the sale of certain of our assets in the South Pacific) on a mutually agreed upon funding schedule between September and December 2008. Under certain circumstances described in the bridge loan agreement, the outstanding principal amount of the bridge loan was convertible, at our option, into shares of Common Stock at the initial conversion price of $3.97 per share.

On September 5, 2008, we entered into a Third Amendment to Preferred Stock Purchase Agreement and First Amendment to Credit Agreement (the “Third Amendment”). Pursuant to the Third Amendment, we agreed that the additional funding purchase obligation of SIBL was reduced from $20,000,000 to $15,798,275 and further agreed to the funding schedule for the additional funding providing for five weekly installments commencing November 7, 2008. Contemporaneously with the execution of the Third Amendment, we also agreed to issue 1,643,000 warrants associated with the additional funding to SIBL and its assigns. Finally, pursuant to the Third Amendment we agreed to a modified funding schedule for the loans to be made under the Credit Agreement.

In connection with the execution of the Third Amendment we entered into a Registration Rights Agreement with SIBL. Pursuant to the Registration Rights Agreement, we granted SIBL, and its assigns, 90-day demand registration rights with respect to all securities issued under the Preferred Stock Purchase Agreement, as amended. We also agreed to amend and restate the Certificate of Designations, Rights and Preferences for the Series B Preferred Stock to remove certain anti-dilution provisions.

On September 17, 2008, we entered into a Fourth Amendment to Preferred Stock Purchase Agreement and Second Amendment to Credit Agreement (the “Fourth Amendment”). Pursuant to the Fourth Amendment, the funding schedule for the additional funding was modified to provide for five installments commencing September 12, 2008 and ending on September 30, 2008. Also, pursuant to the Fourth Amendment the loan funding schedule under the Credit Agreement was modified to provide for eight installments of $3,000,000 each during October, November and December 2008 and eight installments of $2,000,000 each during January and February 2009.

On November 14, 2008, we entered into a Third Amendment to Credit Agreement. Pursuant to this amendment, the maturity date for all loans made under the Credit Agreement was extended to June 30, 2011. Also, the annual interest rate applicable to all amounts under the Credit Agreement was modified to 6% with payments of interest due on December 31, 2009, December 31, 2010 and on the maturity date. In addition, we were granted the option, with respect to any interest payment, to pay interest in cash or in shares of our common stock based upon the average closing bid and asked prices for our common stock for the 20 trading days prior to the applicable interest payment date. In addition, pursuant to the Third Amendment, the funding schedule for the unfunded balance of the loan under the Credit Agreement, in the amount of $28 million, was modified to provide for nine installments during the first quarter of 2009 commencing on February 5, 2009.

February 2009 Modification

At the end of 2008 and the beginning of 2009, without any advance warning, we were advised by SIBL that due to the deteriorating global economic conditions it would not be able to extend the full amount of its $40 million loan commitment to us under the Credit Agreement. As a result of these developments, on February 6, 2009, as part of a modification to our capital structure, we entered into a Modification Agreement (the “Modification Agreement”) with SIBL. Pursuant to the Modification Agreement, our financing arrangement with SIBL, as evidenced by a Credit Agreement, dated July 21, 2008, as amended (the “Credit Agreement”) was substantially revised. Specifically, under the terms of the Modification Agreement:

•	we agreed to further amend the Credit Agreement to terminate SIBL’s obligation to fund the balance of $28 million committed by SIBL under the Credit Agreement;

•

in partial consideration of our agreement to terminate the Credit Agreement, SIBL agreed to convert the $12 million outstanding principal amount under the Credit Agreement into 1,777,778 shares of our Series B Convertible Preferred Stock (“Series B Preferred Stock”);

•	SIBL agreed to surrender for cancellation 16,148,612 shares of our common stock thereby reducing to 49.9% SIBL’s ownership of our outstanding common stock;

•

we granted SIBL an option, exercisable through March 31, 2009, to purchase an additional 592,593 shares of our Series B Preferred Stock for an aggregate purchase price of $4 million (the “Option”). This Option has expired unexercised;

•	SIBL agreed to modify the Series B Preferred Stock as follows:

•

setting the initial conversion rate (the “Conversion Rate”) for the shares of the Series B Preferred Stock at a rate of seven shares of our common stock for each eight shares of Series B Preferred Stock;

•	providing for adjusted Conversion Rates of three shares of common stock for every eight shares of series B preferred stock in the event that SIBL does not exercise the Option;

•

providing that the shares of Series B Preferred Stock are automatically converted into shares of our common stock at the then effective Conversion Rate to the extent necessary for SIBL to maintain ownership of 49.9% of the then total amount of issued and outstanding shares of our common stock; and

•

adding certain protective provisions providing that the following actions cannot be taken without prior approval of the holders of the majority of the Series B Preferred Stock outstanding: (a) any change to the rights, preferences or privileges of the Series B Preferred Stock; or (b) the creation of a new class or series of stock superior to the Series B Preferred Stock. Such transfer and exchange was not made by SIBL but the Voting Trustee has not surrendered the 1,801,740 shares of common stock for cancellation pending relief from a February 16, 2009 court order issued by the United States District Court for the Northern District of Texas, Dallas Division, appointing a Receiver for all the assets and records (the “Receivership Estate”) of SIBL, Stanford Group Company, Stanford Capital Management, LLC, R. Allen Stanford, James M. Davis and Laura Pendergest-Holt and of all entities they own or control.

•	SIBL agreed to place all of its shares of our common stock and Series B Preferred Stock in a voting trust pursuant to a voting trust agreement;

•	all registration rights agreements between us and SIBL were terminated with no further obligation on our part to file any registration statement for the benefit of SIBL;

•	we agreed to amend the employment agreement of Mr. Pizarro, our Chief Executive Officer, who would have otherwise been entitled to terminate his employment for “Good Reason;” and

•

SIBL agreed to the transfer by February 28, 2009 to us of $2.35 million of indebtedness of our subsidiary, Desca Holding LLC, due to an affiliate of SIBL in exchange for 344,444 shares of Series B Preferred Stock, or, if such transfer does not occur, a further cancellation of 1,801,740 shares of our common stock held under the voting trust agreement.

In connection with the termination of the Credit Agreement, pursuant to the Voting Trust Agreement, SIBL agreed to deposit 12,364,377 shares of our common stock and 4,118,263 shares of Series B Preferred Stock, representing all shares of our capital stock then owned by SIBL, into the Voting Trust. Pursuant to the Voting Trust Agreement, SIBL appointed Mr. Pizarro, to act as the trustee. With certain limited exceptions, Pizarro was granted discretionary voting power with respect to all shares of stock placed in the Voting Trust by SIBL, except that Mr. Pizarro is required to vote the shares in accordance with and in the same proportion as the holders of the remaining outstanding shares of our common stock voting on any of the following matters (which will be determined by a vote of the shares other than those represented by the voting trust certificates): (i) the sale of the Company whether by merger, consolidation, sale of all or substantially all the assets or other similar transaction; and (ii) if the Company desires to increase the amount of shares of our common stock issuable pursuant to any stock option or other equity plan in an amount exceeding the greater of 9,500,000 shares of our common stock or 15% of the total amount of outstanding common stock. Additionally, SIBL retained its right to vote with respect to certain issues pertaining to the Series B Preferred Stock including any change to the rights, preferences or privileges of the Series B Preferred Stock or the creation of a new class or series of stock superior to the Series B Preferred Stock.

As part of the arrangements with SIBL, effective February 6, 2009, we amended our Certificate of Incorporation with the filing of an Amended and Restated Certificate of Designations, Rights and Preferences of Series B Preferred Stock (“Amended and Restated Certificate of Designation”). Under the Amended and Restated Certificate of Designation, all voting rights of the Series B Preferred Stock were removed. As a result of the Amended and Restated Certificate of Designation, the Series B Preferred Stock has no more rights than our common stock other than a liquidation preference and other than the following protective provisions:

•	if shares of Series B Preferred Stock remain outstanding, we may not, without prior approval of the holders of the majority of the Series B Preferred Stock outstanding:

•	change the rights, preferences or privileges of the Series B Stock; or

•	create a new class or series of stock having a preference over or otherwise being superior to the Series B Preferred Stock.

In addition, the Conversion Ratio for the Series B Preferred Stock, previously one share of our common stock for each share of Series B Preferred Stock, was modified such that the shares of Series B Preferred Stock are now convertible into common stock based on a ratio of three shares of common stock for every eight shares of Series B Preferred Stock.

Collateral Participation Agreement

On February 28, 2008, we entered into a Collateral Participation Agreement with SIBL. Pursuant to the Collateral Participation Agreement, we granted SIBL various participation rights to the collateral previously granted to Laurus under the terms of the loan by Laurus to Latin Node and assigned to us pursuant to an assignment agreement. The participation rights served as additional collateral securing our obligations to SIBL under certain loans previously made to us in the aggregate principal amount of $30.3 million. The participation rights included the right to declare an event of default under the loan to Latin Node and to receive payments from Latin Node thereunder.

Agreements with Stanford Group Company

Effective January 4, 2007, we entered into an agreement with Stanford Group Company, an affiliate of SIBL (“SGC”). Pursuant to this agreement, SGC agreed to serve as (i) our exclusive financial advisor in connection with possible merger, acquisition or other form of entity combination involving eLandia, and (ii) our exclusive placement agent in the proposed placement of our securities. The agreement is for a term of six months, although either party may terminated the agreement at any time upon ten days prior written notice. As compensation for services to be provided, we agreed to pay SGC a non-refundable monthly retainer of $15,000 for the term of the engagement, as well as a reimburse SGC for all reasonable out of pocket expenses. In addition, we agreed to pay SGC a placement fee equal to 7% of the gross proceeds of any equity placement and 4% of the gross proceeds of any debt placement, as well as warrants to purchase shares representing a percentage of the securities sold in connection with the placement, 5% in connection with an equity placement and 2.5% in connection with a debt placement. The warrants will be for a term of five years, will be exercisable at the exercise price or conversion price of the securities sold and will contain standard provisions regarding cashless exercise, anti-dilution and other customary terms. In connection with a business combination, we agreed to pay SGC an advisory fee equal to 3% of the consideration paid or received in connection with the business combination. (The monthly retainer will be credited towards any of the fees that may become payable to SGC as part of any placement fee or advisory fee.)

By letter agreement dated August 30, 2007, we retained SGC to serve as non-exclusive financial adviser in connection the possible merger, acquisition or other combination, and exclusive placement agent in the proposed placement of our securities. The agreement was for a term of six months, unless extended in writing. In consideration for the services to be provided, we agreed to pay SGC a placement fee equal to 7% of the gross proceeds of any equity placement and 4% of the gross proceeds of any debt placement, along with warrants to purchase shares of our common stock representing 2.5% to 5% of the shares sold in the offering. In the case of business combination, we agreed to pay SGC a fee equal to 5% of the value of the business combination. By letter agreement dated September 6, 2007, we specifically agreed to retain SGC as our exclusive financial advisor to facilitate the sale of certain business segments and agreed to pay SGC a fee in connection with the sale.

As a result of these agreements, since January 1, 2007, we have paid SGC the following consideration in connection with various transactions.

•

For facilitating the February 2007 financing by SIBL, we granted SGC 200,000 warrants exercisable within seven years with an exercise price of $5.00 per share. In addition to the warrants, we paid SGC a $2,000,000 fee, of which $1,400,000 was for facilitating the transaction.

•

For facilitating the June 2007 financing by SIBL, we granted SGC warrants to purchase 50,000 shares, exercisable over seven years at an exercise price of $5.00 per share. We also paid SGC a $500,000 fee for facilitating the transaction.

•

For facilitating the Security Agreement with Laurus Master Fund, Ltd., we paid SGC a fee of $220,000 and granted SGC warrants to purchase 30,000 shares of our common stock exercisable at $5.75 per share.

•

For facilitating the investment by SIBL into eLandia and the investment by eLandia into Desca, we paid SGC a fee of $2,450,000 and issued to SGC warrants to purchase up to 259,259 shares of our common stock. These warrants are exercisable over a period of five years at a price of $6.75 per share.

•	For facilitating the February 2008 investment by SIBL, we paid SGC a fee of $250,000.

By letter agreement dated February 28, 2008, we terminated our agreements with SGC, although we agreed that SGC would nonetheless be paid a fee in connection with the financing by SIBL effected in February 2008 and the sale of our assets or operations in American Samoa, Papua New Guinea and Fiji and the other Pacific Island Nations.

Board Approval of Agreements with SIBL/SGC

In connection with the transactions described above, in most cases, our Board of Directors obtained a “fairness” opinion from vFinance Investments, Inc. as to the fairness from a financial point of view of:

•	the compensation to be received by SGC for its services in connection with these transactions,

•	the conversion price of the notes and/or convertible preferred stock and the exercise price of the warrants, and

•	the number of warrants to be issued to SIBL.

The Board of Directors considered, among other things, this fairness opinion when it approved these transactions which, upon the recommendation of our Capital Committee following several meetings to review the transactions, a majority of our independent directors approved.

Director Independence

As of the date of this Annual Report, we do not have securities listed on a national securities exchange or in an inter-dealer quotation system. As such, there is no requirement that a majority of the members of our Board of Directors be independent. Nonetheless, our Board of Directors, in the exercise of reasonable business judgment, determined that a majority of our directors should qualify as independent directors pursuant to SEC rules and regulations and the independence standards of the listing requirements of The NASDAQ Stock Market. Under these standards, a director is not “independent” if he has certain specified relationships with the company or any other relationships that, in the opinion of the Board, would interfere with his exercise of independent judgment as a director.

In particular and subject to some exceptions, the NASDAQ rules generally provide that a director will not be independent if:

•	the director is, or in the past three years has been, employed by the Company or any of its subsidiaries;

•	the director has an immediate family member who is, or in the past three years has been, an executive officer of the Company or any of its subsidiaries;

•

the director or a member of the director’s immediate family has received payments from the Company of more than $100,000 during any period of twelve consecutive months within the past three years other than for service as a director;

•

the director or a member of the director’s immediate family is a current partner of our independent auditors, or is, or in the past three years, has been, employed by our independent auditors in a professional capacity and worked on the Company’s audit;

•

the director or member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where the Company’s executive officer serves on the compensation committee; or

•

the director or a member of the director’s immediate family is a partner in, or a controlling stockholder or an executive officer of, an entity that makes payments to or receive payments from the Company in an amount which, in any fiscal year during the past three years, exceeds the greater of $200,000 or 5% of the other entity’s consolidated gross revenues.

Based on its review of the foregoing standards, the Board of Directors has affirmatively determined, that our independent directors are: Charles J. Fernandez and M. Lewis Temares . Mr. Pizarro is our principal executive officer and is not independent.

The Board of Directors has established several committees to assist it in fulfilling its responsibilities:

•	the Audit Committee (comprised of Messrs. Fernandez and Temares);

•	the Compensation Committee (comprised of Messrs. Fernandez and Temares);

•	the Nominating and Corporate Governance Committee (comprised of Messrs. Fernandez and Temares); and

•	the Special Executive Committee (comprised of Messrs. Fernandez, Temares and Pizarro).

All of the members of the committees are nominated by the Nominating and Corporate Governance Committee and appointed by the Board of Directors. Members of these committees are elected annually at the Board of Directors’ meeting following the annual meeting of stockholders. Each of these committees is composed entirely of independent directors and operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The firm of Marcum & Kliegman LLP, an independent registered public accounting firm (“M&K”), has served as our auditors for the fiscal year ending December 31, 2008.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by M&K for the audit of our annual financial statements for the year ended December 31, 2008 and fees billed for other services rendered by M&K during those periods.

Principal Accountant Fees and Services

2008
Audit Fees (1)	$1,159,000
Audit-Related Fees (2)	—
Tax Fees (3)	$40,000
All Other Fees (4)

Total	$1,199,000

(1)

Audit fees consistent principally of audit work performed on the consolidated financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits, included in our Form 10-K and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during those fiscal years.

(2)

Audit related fees consisted principally of services related to our assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax fees consisted principally of assistance with taxation compliance, tax advice and tax planning.
(4)	“Other” services included products and services provided by our principal accountant, other than the services covered above.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee established a policy to pre-approval all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, we require management to submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

•

Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•

Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

•	Other fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. We budget these fees and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. All of our non-audit services must be approved by the Audit Committee and persons, other than the auditor’s full-time permanent employees, must perform less than 50% of the hours expended on the auditor’s engagement.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

Under the rules of the Securities and Exchange Commission, eligible stockholders who wish to present proposals for inclusion in the proxy materials for the 2010 Annual Meeting of Stockholders must submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Information Statement. Proposals must be received by the Secretary on or before February 1, 2010. A stockholder is eligible to present proposals if, at the time he or she submits the proposals, such stockholder owns at least 1% or $2,000 in market value of our common stock, has held such shares for at least one year, and continues to own such shares through the date of the 2010 Annual Meeting.

OTHER MATTERS

No further business will be transacted by written consent in lieu of a meeting of the Company’s stockholders other than the Actions to which this Information Statement relates.

STATEMENT OF ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 is incorporated herein by this reference.

The Company will provide without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including consolidated financial statements and schedules thereto for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to Harley L. Rollins, eLandia International Inc., 133 Sevilla Avenue, Coral Gables, FL 33134. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

WHERE YOU CAN FIND MORE INFORMATION

Our Company files reports and other information with the SEC under the Securities Act of 1934, as amended, and this Information Statement should be read in conjunction with those previously filed reports. The SEC maintains an Internet World Wide Web site that provides access, without charge, to reports, proxy statements and other information about issuers, like eLandia International Inc., which file electronically with the SEC. The address of that site is http://www.sec.gov.

You may also obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You can also obtain, without charge, reports, proxy statements and other information about the Company, by contacting us directly at telephone (305) 415-8830 or facsimile (786) 413-1913.

Very truly yours,

/s/ Pete Pizarro
Chief Executive Officer April 30, 2009

Exhibit A

FIRST AMENDMENT TO THE

ELANDIA INTERNATIONAL INC.

2008 EXECUTIVE INCENTIVE PLAN

This First Amendment (the “Amendment”) to the eLandia International, Inc. 2008 Executive Incentive Plan (the “2008 Plan”), approved by the stockholders of eLandia International Inc. (the “Company”) on April 30, 2009 amends the 2008 Plan as follows:

1. By adding the following new Section 2(f):

“2(f) Cancellation and Regrant of Stock Options. The Administrator may with the consent of the affected optionee cancel any or all outstanding Stock Options and grant in substitution therefor new Stock Options covering the same or a different number of shares of Common Stock but with an exercise price based on the Fair Market Value per share of the Common Stock on the new grant date.”

2. By deleting Section 3(a) in its entirety and substituting the following therefor:

“3(a) Stock Issuable. Subject to adjustment in accordance with the provisions of Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 9,500,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.”

3. The 2008 Plan is reaffirmed and ratified in all respects, except as expressly provided herein. In the event of any conflict between the terms or provisions of this Amendment and the 2008 Plan, then this Amendment shall prevail in all respects. Otherwise, the provisions of the 2008 Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this First Amendment to be executed on this      day of May, 2009.

ELANDIA INTERNATIONAL INC.

By:
Name:
Title:

A-1

Exhibit B

FIRST AMENDMENT TO THE

ELANDIA INTERNATIONAL INC.

2007 STOCK OPTION AND INCENTIVE PLAN

This First Amendment (the “Amendment”) to the eLandia International, Inc. 2007 Stock Option and Incentive Plan (the “2007 Plan”), approved by the stockholders of eLandia International Inc. (the “Company”) on April 30, 2009 amends the 2007 Plan as follows:

1. By adding the following new Section 2(f):

“2(f) Cancellation and Regrant of Options. The Administrator may with the consent of the affected Optionee cancel any or all outstanding Stock Options and grant in substitution therefor new Stock Options covering the same or a different number of shares of Common Stock but with an option price based on the Fair Market Value per share of the Common Stock on the new grant date.”

2. The 2007 Plan is reaffirmed and ratified in all respects, except as expressly provided herein. In the event of any conflict between the terms or provisions of this Amendment and the 2007 Plan, then this Amendment shall prevail in all respects. Otherwise, the provisions of the 2007 Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this First Amendment to be executed on this      day of May, 2009.

ELANDIA INTERNATIONAL INC.

By:
Name:
Title:

B-1